Exhibit 10.8

SEPARATION AND GENERAL RELEASE AGREEMENT

Caution: Read Carefully

This Is A Release Of All Claims

THIS SEPARATION AND GENERAL RELEASE AGREEMENT ("Agreement") is voluntarily entered into as of the date(s) set forth below by and between the undersigned individual employee, Kathleen M. LaVoy ("LaVoy"), and Great Lakes Dredge & Dock Corporation with and on behalf of its wholly owned subsidiary Great Lakes Dredge & Dock Company, LLC (together, the "Company").

WHEREAS, the Company and LaVoy are parties to that certain Second Amended and Restated Employment Agreement dated December 21, 2016 (“Employment Agreement”); and

WHEREAS, the Employment Agreement provides for certain payments and benefits to be made and provided upon a termination without Cause under Section 3.3(a) and (b) thereof, subject to and on the condition of the execution and non-revocation of a separation agreement and general release in a form and substance reasonably acceptable to the Company, being this Agreement; and

WHEREAS, LaVoy and the Company have reached mutual agreement on the separation of LaVoy’s employment by her termination without Cause effective as of December 31, 2020 ("Separation Date");

NOW, THEREFORE, in consideration of the mutual understandings, covenants, and the release contained in this Agreement, the Company and LaVoy hereby voluntarily agree as follows:

1.Definitions.  Specific terms used in this Agreement have the following meanings: (a) words such as "I," "me," and "my" include both the undersigned, Kathleen M. LaVoy, and anyone who has or obtains any legal right or claims through me; and (b) "Company" means Great Lakes Dredge & Dock Corporation with and on behalf of its wholly owned subsidiary Great Lakes Dredge & Dock Company, LLC, all of their past and present officers, directors, stockholders, employees, trustees, parent corporations, agents, members, affiliates, attorneys, insurers, any and all employee benefit plans (and any fiduciary of such plans) sponsored by such entities, and each such entity's subsidiaries, predecessors, successors, and assigns, and all other entities, persons, firms, or corporations liable or who might be claimed to be liable, none of whom admit any liability to me, but all of whom expressly deny any such liability.

2.My Claims.  The claims I am releasing ("My Claims") include all of my rights to any relief of any kind from the Company, including without limitation, all claims I have now, whether or not I now know about the claims.  These claims, which I hereby release, include, but are not limited to the following:

(a) all claims relating to my employment with the Company, or the termination of that employment, including, but not limited to, any claims arising under the Fair Labor Standards Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Age Discrimination in Employment Act ("ADEA"); the Older Worker Benefits Protection Act ("OWBPA"); the Employee Retirement Income Security Act; the Family and Medical Leave Act ("FMLA") (to the extent that FMLA claims may be released under governing

[Type here][Type here][Type here]

law); the Families First Coronavirus Response Act ("FFCRA"); the Americans with Disabilities Act; the applicable state civil rights laws; and/or any other federal, state or local law;

(b) all claims under any principle of common law or equity, including but not limited to, claims for alleged unpaid compensation or other monies; commissions; any tort; breach of contract; and any other allegedly wrongful employment practices; and

(c) all claims for any type of relief from the Company, including but not limited to, claims for damages, costs and attorney's fees.

In addition to these claims being released, I acknowledge that I have not suffered any physical or mental injuries arising out of my employment with the Company or the termination of that employment.  I will take all steps necessary to withdraw or terminate any charges or complaints I have filed.

3.Exclusions From Release.  I understand that My Claims released under this Agreement do not include any rights or claims that may arise after my execution of this Agreement or claims for any payments or benefits to which I am entitled under this Agreement.   I understand I do not waive future claims. Also, I further understand that nothing in this Agreement shall in any way adversely affect whatever vested rights I may have to benefits under any retirement or other employee benefit plan or program of the Company, subject to the terms and conditions of any such plan or program, or any rights that I had prior to the Separation Date to be indemnified by the Company or to coverage under any directors and officers insurance policy and any run-off policy thereto, subject in each case to the terms and conditions of any such policy.  In addition, I acknowledge that this Agreement is not intended to (a) prevent me from filing a charge or complaint including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission ("EEOC"); (b) prevent me from participating in any investigation or proceeding conducted by the EEOC; or (c) establish a condition precedent or other barrier to exercising these rights.  While I have the right to participate in an investigation, I understand that I am waiving my right to any monetary recovery arising from any investigation or pursuit of claim on my behalf.  I acknowledge that I have the right to file a charge alleging a violation of the ADEA with any administrative agency and/or to challenge the validity of the waiver and release of any claim I might have under the ADEA without either: (a) repaying to the Company the amounts paid by it to me or on my behalf under this Agreement; or (b) paying to the Company any other monetary amounts (such as attorney's fees and/or damages).

4.Company's Agreement to Make Payments to Me.  In exchange for my release and other promises made by me in this Agreement, the Company agrees that it shall:

(a) make a separation payment to me in the amount of Four Hundred Forty-Five Thousand Dollars and No Cents ($445,000.00) (less taxes and other required deductions and withholdings), which is an amount equivalent to fifteen (15) months of my current salary ("Separation Payment"), which shall be paid to me in equal installments on each regularly scheduled payroll pay date during the fifteen (15) month period that begins on the first day immediately after the Effective Date as provided in Paragraph 12, subject to Paragraph 16, below;

[Type here][Type here][Type here]

(b) pay to me the pro rata portion of the annual bonus and the Supplemental Savings Plan benefits earned through the Separation Date.  Such amount will be paid when all other Company executives receive such payments, but in no event later than March 15, 2021;

(c) continue coverage for me (and my spouse and eligible dependents, to the extent they have been provided with coverage on the date immediately prior to the Separation Date and otherwise continue to be eligible for coverage under the terms of the applicable governing documents) pursuant to COBRA, for a period of up to fifteen (15) months from the Separation Date (“Benefits Period”). During the Benefits Period, the Company will reduce my Separation Payment by my share of the cost of these benefits, which is fixed at the amount I had been paying for such coverage on the date immediately prior to the Separation Date. After the Benefits Period, I (and my spouse and eligible dependents, as applicable) may be eligible for continuation coverage under COBRA or other similar state statute at my sole expense. Notwithstanding the foregoing, the Company may find alternate medical and dental plan coverage if, by law or other restrictions outside the control of the Company, continued coverage pursuant to COBRA is not permitted; and

(d) provide to me fifteen (15) months of age and vesting credit for any unvested equity or long term incentive awards measured from the Separation Date.

I acknowledge that the payments and benefits described above constitute full and fair consideration for the release of My Claims, that the Company is not otherwise obligated to make these payments or provide these benefits to me, and that they are in addition to any other sums or benefits to which I am otherwise due. I acknowledge and agree that the above payments and other consideration are in full satisfaction of any rights, benefits, payments, amounts, items of value, or other consideration of any kind due to me under the terms of the Employment Agreement and/or any applicable Great Lakes Dredge & Dock Company Severance Pay Plan or otherwise.  I understand that I will also receive payment in the amount of Eight Thousand Two Hundred Fifteen Dollars and Twenty Cents ($8,215.20) (less taxes and other required deductions and withholdings) for all accrued but unused vacation (48 hours).    I acknowledge that I have received all other forms of compensation, of whatever kind, that may be due to me by the Company, including, without limitation, base salary, employer profit sharing contributions to the Company’s 401(k) plan, or other amounts earned by me prior to the Separation Date or provided for under the terms of the Employment Agreement or otherwise, and that I have not been denied any form of leave (paid and/or unpaid) to which I am or was otherwise entitled.

The Company acknowledges that I am not required to repay to the Company the amounts paid by it to me as tuition reimbursement under the terms of the Tuition Reimbursement Application(s) for Funds in the total amount of $125,000 for my Executive MBA, Northwestern University (Kellogg School of Business).  I understand that I am solely and individually responsible for any and all taxes due and owing, if any, as a result of the Company’s payment of this amount to me and for my non-repayment of such amount.

5.Return of Company Property.  Other than the cellular telephone (and associated cellular telephone number) issued to me by the Company, I hereby represent and warrant that I have

[Type here][Type here][Type here]

returned to the Company all of its property that was ever in my possession or control or will return such property by January 6, 2021.  This property includes, but is not limited to, financial and other business records, personnel records, office and other keys, directories, computer hardware and software, passwords, books, documents, memoranda, and all other records, and copies of all such items.

6.Termination of Relationship.  I acknowledge that my employment has been separated as of the Separation Date.  I acknowledge that neither the Company nor its successors have any obligation, contractual or otherwise, to rehire, reemploy, recall, or hire me in the future.  I understand that this Agreement does not constitute an admission of wrongdoing by any party.  I also understand and agree that all post-employment restrictive covenants, confidentiality, and other continuing obligations to the Company remain in full effect for the period of time stated in any written agreement between me and the Company, including without limitation those contained in the Employment Agreement (including without limitation those contained in Articles IV and V thereof), and as imposed by law.

7.Consultation with Attorney.  I acknowledge that the Company has advised me that it is up to me as to whether I consult an attorney or representative of my choosing prior to signing this Agreement, and that the Company has advised and hereby does advise that I should do so.

8.Confidentiality. In further consideration of the payments and benefits set forth above, I agree, consistent with applicable law, to protect the Company from intrusion into its business by not disclosing to any third-party any confidential information or trade secrets of the Company. Such information includes, but is not limited to, confidential information regarding the credit and collection activities of the Company, and information regarding the Company's employees, services, marketing strategies, business plans,  operations, costs, research and development efforts, technical data and know-how, financial information, internal procedures, forecasts, methods, trade secrets, software programs, project requirements, inventions, trademarks, trade names, and similar information regarding the Company’s business (collectively referred to as "Confidential Information”).  I agree that all such Confidential Information is and shall remain the sole and exclusive property of the Company.  Except as may be expressly authorized by the Company in writing, or as may be required by law after providing due notice thereof to the Company, I agree not to disclose, or cause any other person or entity to disclose, any Confidential Information to any third party as long as such information remains confidential (or as limited by applicable law) and I agree not to make use of any such Confidential Information for my own purpose or for the benefit of any other entity or person.  All duties and obligations set forth in this Agreement regarding Confidential Information shall be in addition to and not in lieu of those which exist under the terms of my Employment Agreement and applicable state trade secret act(s) and at common law.  I further understand that it is an essential and material condition of this Agreement that the existence and terms of this Agreement are to remain strictly confidential and shall not be disclosed by me to any person other than to my attorney, my accountant or my spouse, if any, or as required by law. Confidentiality is my preference and is mutually beneficial to both parties. I understand and acknowledge that the Company may be required to disclose this Agreement and/or its terms in compliance with its obligations under applicable law.  Nothing in this confidentiality statement or Agreement prohibits me from reporting possible violations of federal, state, or local law or regulation, including alleged criminal conduct or unlawful employment practices, to any governmental agency or entity, including but not limited to the Department of Justice, the

[Type here][Type here][Type here]

Securities and Exchange Commission, the U.S. Congress, and any Agency Inspector General, or making other disclosures (including but not limited to providing documents or other information) that are protected under the whistleblower provisions of federal law or regulation. I do not need the prior authorization of the Company to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures. I am also not limited in my right to receive an award for information provided to any government agency or entity.  As provided by federal law (18 U.S.C. §1833), I understand that I will not be held criminally or civilly liable under any federal or state trade secret law for my disclosure of a trade secret that is made by me: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed by me in a lawsuit or other proceeding, on the condition that such filing is made under seal.

9.Violation of Agreement.  If any legal action or other proceeding is brought for the enforcement of this Agreement, if I am the prevailing party I shall be able to recover from the Company my reasonable attorney fees and costs.  If the Company is the prevailing party, then each party shall bear its own costs and expenses.  The parties agree that Illinois law will apply to the interpretation of this Agreement, that exclusive venue shall exist with the federal and state courts located in or having jurisdiction over DuPage County, Illinois and that they will waive their rights to a jury trial.

10.Severability.  I understand, and it is my intent, that in the event this Agreement is ever held to be invalid or unenforceable (in whole or in part) as to any particular type of claim or charge or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims, charges, and circumstances.

11.Period to Consider Agreement and Expiration of Offer.  As required by the ADEA and the OWBPA, I understand that I have twenty-one (21) calendar days from the day that I receive this Agreement, not counting the day upon which I received it, to consider whether I wish to sign it.  If I sign this Agreement before the end of the twenty-one (21) calendar day period, it will be my personal and voluntary decision to do so.  I also understand that if I fail to deliver this Agreement to the Company within said period of time, it shall expire and be deemed withdrawn by the Company. The parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) calendar day period.

12.Right to Revoke Agreement.  I understand that I may revoke this Agreement at any time within seven (7) calendar days after I sign it, not counting the day upon which I sign it. This Agreement will not become effective or enforceable unless and until the seven (7) calendar day revocation period has expired without my revoking it, i.e. on the eighth calendar day after I sign this Agreement (“Effective Date”).

13.Procedure to Accept or Revoke.  To accept this Agreement, I must deliver the Agreement, after it has been signed and dated by me, to the Company, by hand or by mail, and it must be received by the Company within the twenty-one (21) calendar day period that I have to consider this Agreement.  To revoke my acceptance, I must deliver a written, signed statement that I revoke my acceptance to the Company by hand or by mail and any such notice of revocation must be received by the Company within seven (7) calendar days after I signed the Agreement.  All

[Type here][Type here][Type here]

deliveries shall be made to the Company at the following address, marked “Personal and Confidential”: Great Lakes Dredge & Dock Company, LLC; 1 Parkview Plaza, Suite 800, Oakbrook Terrace, IL 60181; ATTN: James Tastard, Chief Human Resources and Administrative Officer (with additional contact information being JTastard@gldd.com).  If I choose to deliver my acceptance or revocation notice by mail, it must be: (a) postmarked and received by the above-named individual at the Company within the applicable period stated above; (b) properly addressed to the Company at the address stated above; and (c) sent by certified mail, return receipt requested.

14.My Representations.  I HAVE READ THIS AGREEMENT CAREFULLY, I HAVE HAD AN ADEQUATE OPPORTUNITY TO CONSULT AN ATTORNEY, AND I UNDERSTAND ALL OF ITS TERMS. IN AGREEING TO SIGN THIS AGREEMENT, I HAVE NOT RELIED ON ANY STATEMENTS OR EXPLANATIONS MADE BY THE COMPANY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  I ALSO UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS ALL OF THE AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE MATTERS INCLUDED IN THIS AGREEMENT, EXCEPT AS TO ANY ADDITIONAL CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENTS TO WHICH I AM ALSO A PARTY INCLUDING WITHOUT LIMITATION THOSE CONTAINED IN THE EMPLOYMENT AGREEMENT.  I ALSO AGREE THAT THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, ALL OF WHICH, TAKEN TOGETHER, SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

15.Medicare Addendum.  I represent that (a) I am not enrolled in Medicare, and (b) I have not received any treatment covered by Medicare related to My Claims.

16.Code Section 409A. All payments to be made to me and consideration provided as a result of my termination of employment under this Agreement may be made only upon a “separation from service” under section 409A of the Internal Revenue Code of 1986, as amended ("Code"). For purposes of section 409A of the Code, any right to receive a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.  Further, for purposes of the limitations on nonqualified deferred compensation under section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment.  In no event may I, directly or indirectly, designate the calendar year of a payment.

Severance benefits under this Agreement are intended to be exempt from section 409A of the Code under the “short-term deferral” exception or the “separation pay” exception to the maximum extent applicable.  Any payments hereunder that qualify for any exception under section 409A of the Code shall be paid under the applicable exception.

Any payment or other consideration under this Agreement that is contingent upon the signing and non-revocation of a release shall be paid on the Company’s first regular payroll date following the date on which the release becomes effective and non-revocable (or the date otherwise provided in the Agreement); provided, however, that if the maximum period for consideration and revocation of the release begins in one calendar year and ends in the next calendar year, such payment or other consideration shall be paid in the later calendar year.

[Signature Page Follows]

[Type here][Type here][Type here]

Date:

1/5/2021

Printed Name:

Kathleen M. LaVoy

Signature:

/s/ Kathleen M. LaVoy

Witness:

/s/ Adam LaVoy

Received and agreed to by Great Lakes Dredge & Dock Corporation with and on behalf of its wholly owned subsidiary Great Lakes Dredge & Dock Company, LLC on behalf of themselves and all other persons and entities released herein:

By:
/s/ James J. Tastard
James J. Tastard

Date:
1/12/21